SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/06/1996
960323447 - 2680091

FAX NO. 302 575 0440 P. 2

Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
Winchester Mining Corporation

FIRST: The name of this corporation is Winchester Mining Corporation

SECOND: Its registered office in the State of Delaware is to be located at 1313 N. Market Street, Wilmington DE 19801 1151, County of New Castle. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD: The narure of the business and, the objects and purposes proposed to be transacted, promoted and Clfl'ied on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:
The pu!JIOSe of *the* coiporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this cmporation is divided into 100,000,000 shares of stock at .0001 par value.

FIFI'H: The name and mailing addl'I'Ss of the incmporator is as follows:

Regina Cephas, 1313 N. Market St., Wilmington DE 19801 1151

I, THE UNDERSIGNED, for the purpose of Conning a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and Ihave accordingly hereunto set my band.

DATED: NOV.EMBER 6, 1996

4 · y

Regina Cephas

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:14 PM 09/09/2004
FILED 02:58 PM 09/09/2004
SRV 040654705 - 2680091 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of INDUSTRIAL MINERALS, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

            FOURTH: The amount of the total authorized capital stock of this corporation shall be:

            200,000,000 shares of stock at $.0001 par value.

            Effective as of September 27, 2004, for all shareholders of record on September 27, 2004, the common stock of the Company has been forward split on the basis of three shares for two shares issued and outstanding in the name of the shareholder, i.e. for each two shares owned, the shareholder will, upon surrender to the transfer agent of the old certificate, receive a new certificate which reflects the ratio of the forward split on two old shares for three new shares basis. Surrender of old certificates is required.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

State of Delaware

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 3rd day of September, 2004.

By:	/s/ John Melny

Title: Acting CEO and President, Chief Financial Officer and
Secretary/Treasurer Name: John Melnyk

State of Delaware

FILED 04:57 PM 07/13/2011
SRV 110819213 - 2680091 FILE

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INDUSTRIAL MINERALS, INC.

_________________________________________________________

Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware

            Industrial Minerals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

            This First Amended and Restated Certificate of Incorporation is filed pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

            This First Amended and Restated Certificate of Incorporation, which restates and further amends the certificate of incorporation of Winchester Mining Corporation filed with the Delaware Secretary of State on November 6, 1996, and which has been approved and adopted by the board of directors and stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, amends and restates the certificate of incorporation of the Corporation in its entirety as follows:

            "FIRST: The name of the Corporation is Mindesta Inc. (the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

            THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

            FOURTH: The total number of shares that the corporation is authorized to issue is 200,000,000 shares of common stock, having a par value of $0.0001 per share. Upon this First Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law (the "Effective Time"), each 20 shares of the Corporation's common stock, par value $0.0001 per share (the "Old Common stock") issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $0.0001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the new Common Stock equal to the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by 1/20.

            FIFTH: The Directors shall have power to make and to alter or amend the By- Laws; to fix the amount to be reserved as working capital; and to authorize and cause to be executed, mortages and liens without limit as to the amount, upon the property and franchise of the Corporation. With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose in any manner of the whole property of this Corporation. The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account or book or document of this Corporation, except as conferred by the law of the By-Laws or by resolution of the stockholders. The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

            SIXTH: Directors of the Corporation shall not be liable to either the Corporation or its stockholders for monetary damages for breach of fiduciary duties unless the breach involves: (I) a director's duty of loyalty to the Corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

            SEVENTH: The filing of this First Amended and Restated Certificate of Incorporation shall be effective at 12:01 a.m. on July 26, 2011.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

•        •        •        •        •        •        •        •        •

            This First Amended and Restated Certificate of Incorporation herein certified, insofar as the provisions of the General Corporation Law govern such effective date, shall be effective on the date of filing with the Secretary of State of this First Amended and Restated Certificate of Incorporation.

            IN WITNESS WHEREOF, the Corporation has caused this First Amended and Restated Certificate of Incorporation to be signed by Gregory Bowes, its President and Chief Executive Officer, as of this 29th day of June 2011.

INDUSTRIAL MINERALS, INC.

By:	/s/ Gregory Bowes
Gregory Bowes,
President and Chief
Executive Officer